UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2011 (November 10, 2011)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), Avnet, Inc., a New York corporation (“Avnet”), and AIR Acquisition Corp., an Ohio corporation and direct wholly owned subsidiary of Avnet (“Merger Sub”), have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of November 10, 2011. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Avnet.

As a result of the Merger, each outstanding share of the Company’s common stock, other than shares of common stock held directly or indirectly by Avnet or the Company (which will be cancelled as a result of the Merger), and other than those shares which are held by shareholders who are entitled to and who properly exercise appraisal rights under Ohio law, will be converted into the right to receive $2.40 in cash, without interest, less applicable withholding taxes.

Shareholders of the Company will be asked to approve the Merger at a Special Meeting that will be held on a date to be announced. The consummation of the Merger is subject to certain customary conditions, including, among others, (i) adoption of the Merger Agreement and approval of the principal terms of the Merger by at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger at a duly called shareholders meeting, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the accuracy (subject to certain materiality or other qualifiers) of the representations and warranties made by Avnet and the Company, respectively, and compliance by Avnet and the Company with their respective obligations under the Merger Agreement, and (iv) the absence of any Material Adverse Effect (as defined in the Merger Agreement). Availability of financing for the Merger is not a condition to Avnet and Merger Sub’s obligations to consummate the Merger.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of the Company’s business between the date of the Merger Agreement and the closing of the Merger, public disclosures and other matters. In addition, pursuant to the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals, subject to a customary “fiduciary out” exception in certain circumstances prior to adoption of the Merger Agreement by the Company’s shareholders.

The Merger Agreement contains certain termination rights for both the Company and Avnet, and further provides that upon termination of the Merger Agreement under certain circumstances the Company would be required to reimburse Avnet for its fees and expenses, up to $750,000, and in some cases pay Avnet a termination fee of $1,000,000 (less any reimbursement of fees and expenses already made). In addition, upon termination of the Merger Agreement under certain circumstances Avnet would be required to reimburse the Company for its fees and expenses.

Concurrently with the execution and delivery of the Merger Agreement, each of the Company’s directors entered into a stockholder agreement with Avnet pursuant to which they each agreed to vote all of their shares of the Company’s common stock in favor of the adoption of the Merger Agreement and the approval of the principal terms of the Merger.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Avnet, Merger Sub or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Avnet, Merger Sub or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosures that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, Avnet, Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company does not undertake any obligation to publicly release any revisions to the representations and warranties, except as required under U.S. federal or other applicable securities laws.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 8.01	Other Events

On November 10, 2011, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file with the United States Securities and Exchange Commission (“SEC”) relevant materials, including a definitive proxy statement on Schedule 14A with respect to the special meeting of shareholders that will be held to consider the Merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. THE COMPANY URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT INCLUDING ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER RELEVANT DOCUMENTS THE COMPANY FILES WITH THE SEC REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Copies of all documents filed with the SEC regarding this transaction can be obtained, free of charge, at the SEC’s website (www.sec.gov). They can also be obtained from the Investor Relations section of the Company’s website at http://www.investquest.com/iq/p/pns/index.htm.

The Company and its respective directors, executive officers and certain other members of management may be soliciting proxies from the Company shareholders in favor of the Merger. Information regarding the persons who, under the rules of the SEC, may be deemed participants in the solicitation of the Company shareholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about the Company’s executive officers and directors in the proxy statement for the Company’s 2011 annual meeting of shareholders, filed with the SEC on March 18, 2011. Copies of these documents may also be obtained from the Company as described above.

Cautionary Statement Regarding Forward Looking Statements

Portions of this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the Company achieving its financial growth and profitability goals, or its sales, earnings and profitability expectations for the year ending December 31, 2011. The words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seek,” “may” and similar expressions identify forward-looking statements that speak only as of the date of this release. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. These factors include, but are not limited to, the following:

•	the risk that the contemplated Merger does not occur;

•	risks that the proposed transaction disrupts the Company’s current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	the effect of the announcement of the Merger Agreement on the Company’s business and customer relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger; and

•	other factors from time to time described in the Company’s filings with the SEC.

The Company undertakes no obligation to publicly update or revise any such statements, except as required by applicable law. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following documents are filed as exhibits to this report.

2.1*	Agreement and Plan of Merger dated November 10, 2011

99.1	Press release issued on November 10, 2011

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC. (Registrant)

/s/ Nicholas J. Tomashot
Nicholas J. Tomashot, Chief Financial Officer

Dated: November 14, 2011